PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

 FOR IMMEDIATE RELEASE:
December 7, 2017

Contact:    Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. ANNOUNCES PRICING OF EURO 600 MILLION
 PRIVATE OFFERING OF SENIOR NOTES DUE 2027

New York, NY – PVH Corp. [NYSE: PVH] today announced the pricing of its offering of €600 million principal amount of senior notes due 2027 (the "2027 Notes"). The 2027 Notes will bear interest at the rate of 3.125% per annum. The Company intends to use the net proceeds of the offering, together with cash on hand, to fund the redemption of all of its outstanding 4.50% Senior Notes due 2022 (the "2022 Notes").

The 2027 Notes are being offered in a private offering to qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The 2027 Notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements. The offering is currently expected to close on December 21, 2017, subject to customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2027 Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption with respect to the 2022 Notes to be redeemed with the net proceeds of the offering. There can be no assurances that the conditions precedent to the redemption of the 2022 Notes will be satisfied or that the redemption of the 2022 Notes will occur.

About PVH Corp.

With a history going back over 135 years, PVH has excelled at growing brands and businesses with rich American heritages, becoming one of the largest apparel companies in the world. We have over 35,000 associates operating in over 40 countries and over $8 billion in annual revenues. We own the iconic CALVIN KLEIN, TOMMY HILFIGER, Van Heusen, IZOD, ARROW, Speedo*, Warner's and Olga brands, as well as the digital-centric True & Co. intimates brand, and market a variety of goods under these and other nationally and internationally known owned and licensed brands.

*The Speedo brand is licensed for North America and the Caribbean in perpetuity from Speedo International Limited.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to its plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may now, or after the completion of the offering which is the subject of this release, be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the Company may be unable to complete the offering that is the subject of this release due to the failure of the conditions to closing to be satisfied; and (iv) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.